Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 5, 2015 World Win International Holdings Ltd. ("World Win"), a wholly-owned subsidiary of Wonhe High-Tech International, Inc. ("Wonhe High-Tech"), sold all of the outstanding capital stock of Kuayu International Holdings Group Limited ("Kuayu") to Wonhe Multimedia Commerce Ltd. ("Australian Wonhe"). In exchange for Kuayu, Australian Wonhe paid World Win $10,000 Hong Kong Dollars (US $1,290). Prior to the aforesaid transaction, Australian Wonhe was a shell corporation, in which World Win owns 60% of the capital stock.

The following unaudited pro forma condensed consolidated income statements have been derived from the unaudited consolidated statements of operations and other comprehensive income of Wonhe High-Tech for the six months ended June 30, 2015 and the audited consolidated statements of operations and other comprehensive income of Wonhe High-Tech for the year ended December 31, 2014, and adjusts such information to give the effect as if the foregoing transaction occurred on January 1, 2015 and January 1, 2014.

The following unaudited pro forma consolidated balance sheet has been derived from the unaudited balance sheet of Wonhe High-Tech as of June 30, 2015, and adjusts such information to give the effect as if the foregoing transactions occurred on June 30, 2015.

The Registrant estimates that, during the quarter ended September 30, 2015, it will record a transaction loss of approximately $13,400,000 as a result of the sale of Kuayu by World Win. That transaction loss is not recorded in the following pro forma financial statements.

All of the following pro forma financial statements are presented in U.S. dollars.

Wonhe High-Tech International Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement

For the year ended December 31, 2014

(U.S. Dollars)

	Wonhe
	High-Tech and Subsidiaries	Pro Forma Adjustments		Pro Forma

Revenue	6,195,313			6,195,313
Cost of goods sold	3,257,289			3,257,289

Gross profit	2,938,024			2,938,024

Operating expenses	759,707			759,707

Income from operations before other income	2,178,317			2,178,317

Other income	111,354			111,354

Income before income taxes	2,289,671			2,289,671
Provision for income taxes	295,973			295,973

Net income before noncontrolling interests	1,993,698			1,993,698
Noncontrolling interests	96,756	A	758,777	855,533

Net income attributable to common stockholders (B)	1,896,942			1,138,165

Net income per share, basic and diluted (B)	0.05			0.03

Weighted average shares outstanding, basic and diluted	38,380,130			38,380,130

A. Adjustment to reflect the sale of our wholly owned subsidiaries Kuayu to Australian Wonhe of which the Company owns 60%, as if the transaction occurred on January 1, 2014.

B. The transaction loss of approximately $13,400,000 based upon information as of June 30, 2015, is not reflected in the above pro-forma presentation.

Wonhe High-Tech International Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Income Statement

For the six months ended June 30, 2015

(U.S. Dollars)

	Wonhe High-Tech
	and Subsidiaries	Pro Forma Adjustments		Pro Forma

Revenue	13,424,684			13,424,684
Cost of goods sold	7,115,998			7,115,998

Gross profit	6,308,686			6,308,686

Operating expenses	488,191			488,191

Income from operations before other income	5,820,495			5,820,495

Other income	81,672			81,672

Income before income taxes	5,902,167			5,902,167
Provision for income taxes	739,841			739,841

Net income before noncontrolling interests	5,162,326			5,162,326
Noncontrolling interests	257,496	A	1,961,932	2,219,428

Net income attributable to common stockholders (B)	4,904,830			2,942,898

Net income per share, basic and diluted (B)	0.11			0.06

Weighted average shares outstanding, basic and diluted	46,165,213			46,165,213

A. Adjustment to reflect the sale of our wholly owned subsidiaries Kuayu to Australian Wonhe of which the Company owns 60%, as if the transaction occurred on January 1, 2015.

B. The transaction loss of approximately $13,400,000 based upon information as of June 30, 2015, is not reflected in the above pro-forma presentation.

Wonhe High-Tech International Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2015

(U.S. Dollars)

	Wonhe High-Tech
	and Subsidiaries		Pro Forma Adjustments			Pro Forma

TOTAL ASSETS	60,831,067	A	1,290			60,832,357

TOTAL LIABILITIES	624,725					624,725

Common stock (58,510,130 shares issued and outstanding at June 30, 2015)	58,510					58,510
Additional paid in capital	32,187,299					32,187,299
Statutory reserve	2,524,259					2,524,259
Retained earnings	22,747,091	A	13,366,264			9,380,827
Comprehensive income - foreign currency gains	943,055					943,055

Stockholders' equity before noncontrolling interests	58,460,214					45,093,950

Noncontrolling interests	1,746,128			A	13,367,554	15,113,682

TOTAL EQUITY	60,206,342					60,207,632

TOTAL LIABILITIES & EQUITY	60,831,067					60,832,357

A. Adjustment to reflect the sale of our wholly owned subsidiaries Kuayu to Australian Wonhe of which the Company owns 60%, as if the transaction occurred on June 30, 2015.